Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Sheryl Gulizia

Synopsys, Inc.

650-584-8635

sgulizia@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2016

Q3 2016 Financial Highlights

•	Revenue: $615.2 million

•	GAAP earnings per share: $0.42

•	Non-GAAP earnings per share: $0.76

•	Operating cash flow: $251.7 million

MOUNTAIN VIEW, Calif. – Aug. 17, 2016 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2016.

For the third quarter of fiscal year 2016, Synopsys reported revenue of $615.2 million, compared to $555.8 million for the third quarter of fiscal 2015, an increase of 10.7 percent.

“In our fiscal third quarter, we again delivered strong results across the board and are raising our annual revenue, non-GAAP earnings per share, and operating cash flow targets,” said Aart de Geus, chairman and co-CEO of Synopsys. “While semiconductor consolidation has continued, investments in EDA and IP by semiconductor and systems companies are robust as they tackle highly complex designs within unforgiving market windows. Our state-of-the-art products, along with expert engineering support, are key differentiators for us. We are also making good progress in the promising new software quality and security market. Lastly, we continue to drive long-term shareholder value through prudent organic investments, value-creating acquisitions, and returning $325 million to shareholders in the form of share repurchases this year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2016 was $64.7 million, or $0.42 per share, compared to $55.4 million, or $0.35 per share, for the third quarter of fiscal 2015.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2016 was $116.2 million, or $0.76 per share, compared to non-GAAP net income of $99.7 million, or $0.63 per share, for the third quarter of fiscal 2015. Reconciliation between GAAP and non-GAAP results is provided below.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2016. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in the remainder of fiscal year 2016. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2016 Targets:

•	Revenue: $621 million - $636 million

•	GAAP expenses: $537 million - $556 million

•	Non-GAAP expenses: $483 million - $493 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 152 million - 155 million

•	GAAP earnings per share: $0.46 - $0.55

•	Non-GAAP earnings per share: $0.75 - $0.78

Full Fiscal Year 2016 Targets:

•	Revenue: $2.410 billion - $2.425 billion

•	Other income and expense: $6 million - $8 million

•	Tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.72 - $1.81

•	Non-GAAP earnings per share: $3.00 - $3.03

•	Cash flow from operations: $525 million - $545 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain accruals for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable

GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2016 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the period indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2016 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
GAAP net income	$64,718	$55,387	$194,129	$176,172
Adjustments:
Amortization of intangible assets	31,518	32,892	100,558	97,248
Stock compensation	25,571	23,905	72,043	64,769
Acquisition-related costs	1,155	4,431	6,968	8,615
Restructuring charges	—	(248)	2,987	15,088
Legal and tax matters	—	(10,270)	—	(11,789)
Tax adjustments (1)	(6,747)	(6,419)	(28,909)	(17,195)

Non-GAAP net income	$116,215	$99,678	$347,776	$332,908

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
GAAP net income per share	$0.42	$0.35	$1.26	$1.12
Adjustments:
Amortization of intangible assets	0.20	0.21	0.65	0.62
Stock compensation	0.17	0.14	0.47	0.40
Acquisition-related costs	0.01	0.03	0.05	0.05
Restructuring charges	—	—	0.02	0.10
Legal and tax matters	—	(0.06)	—	(0.07)
Tax adjustments (1)	(0.04)	(0.04)	(0.20)	(0.11)

Non-GAAP net income per share	$0.76	$0.63	$2.25	$2.11

Shares used in calculation	153,890	158,584	154,629	157,850

(1)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2016 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending October 31, 2016 (1)
	Low	High
Target GAAP expenses	$537,000	$556,000
Adjustments:
Estimated impact of amortization of intangible assets	(29,000)	(34,000)
Estimated impact of stock compensation	(25,000)	(29,000)

Target non-GAAP expenses	$483,000	$493,000

	Range for Three Months
	Ending October 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$0.46	$0.55
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.19
Estimated impact of stock compensation	0.19	0.16
Estimated impact of tax adjustments (2)	(0.12)	(0.12)

Target non-GAAP earnings per share	$0.75	$0.78

Shares used in non-GAAP calculation (midpoint of target range)	153,500	153,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2016 Targets

	Range for Fiscal Year
	Ending October 31, 2016 (1)
	Low	High
Target GAAP earnings per share	$1.72	$1.81
Adjustments:
Estimated impact of amortization of intangible assets	$0.87	$0.84
Estimated impact of stock compensation	$0.66	$0.63
Acquisition-related costs	$0.05	$0.05
Estimated impact of restructuring	$0.02	$0.02
Estimated impact of tax adjustments (2)	$(0.32)	$(0.32)

Target non-GAAP earnings per share	$3.00	$3.03

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ fourth quarter and fiscal year end on October 29, 2016. For presentation purposes, we refer to the closest calendar month end.
(2)	Fiscal 2016 tax adjustments reflect the application of our normalized annual non-GAAP tax rate to non-GAAP pre-tax income.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 399721, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2016 earnings in November 2016. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2016 earnings call in November 2016, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2016 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2016 in its quarterly report on Form 10-Q to be filed by Sept. 8, 2016.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results” and statements related to the expected strength of customer investments, success of acquisitions and progress in new markets. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; changes in accounting principles or standards; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to protect our proprietary technology; application of the actual consolidated GAAP tax rate, or our decision to change our non-GAAP normalized tax rate, as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, tax law changes, actions by government authorities, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; product errors or defects; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and in its Form 10-Q for the fiscal quarter ended July 31, 2016 to be filed with the SEC. The information provided herein is as of Aug. 17, 2016. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
Revenue:
Time-based license	$479,285	$445,807	$1,427,740	$1,324,677
Upfront license	66,885	48,878	168,485	139,671
Maintenance and service	69,034	61,120	192,588	190,704

Total revenue	615,204	555,805	1,788,813	1,655,052
Cost of revenue:
License	92,042	77,516	253,879	218,650
Maintenance and service	23,172	25,251	67,328	82,244
Amortization of intangible assets	24,463	26,704	79,544	78,182

Total cost of revenue	139,677	129,471	400,751	379,076

Gross margin	475,527	426,334	1,388,062	1,275,976
Operating expenses:
Research and development	221,874	197,999	634,751	567,924
Sales and marketing	127,328	116,988	370,874	343,736
General and administrative	42,548	43,925	123,798	121,254
Amortization of intangible assets	7,055	6,188	21,014	19,066
Restructuring charges	—	(248)	2,987	15,088

Total operating expenses	398,805	364,852	1,153,424	1,067,068

Operating income	76,722	61,482	234,638	208,908
Other income (expense), net	8,509	3,711	12,158	16,784

Income before income taxes	85,231	65,193	246,796	225,692
Provision (benefit) for income taxes	20,513	9,806	52,667	49,520

Net income	$64,718	$55,387	$194,129	$176,172

Net income per share:
Basic	$0.43	$0.36	$1.28	$1.14
Diluted	$0.42	$0.35	$1.26	$1.12

Shares used in computing per share amounts:
Basic	151,169	155,533	152,129	154,835

Diluted	153,890	158,584	154,629	157,850

(1)	Synopsys’ third quarter of fiscal year 2016 and 2015 ended on July 30, 2016 and August 1, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2016	October 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$946,317	$836,188
Short-term investments	143,542	128,747

Total cash, cash equivalents and short-term investments	1,089,859	964,935
Accounts receivable, net	317,067	385,694
Income taxes receivable and prepaid taxes	51,463	46,732
Prepaid and other current assets	93,649	71,446

Total current assets	1,552,038	1,468,807
Property and equipment, net	258,794	263,077
Goodwill	2,515,091	2,471,241
Intangible assets, net	295,436	363,659
Long-term prepaid taxes	18,619	18,736
Long-term deferred income taxes	278,225	273,909
Other long-term assets	190,586	186,310

Total assets	$5,108,789	$5,045,739

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$347,606	$385,542
Accrued income taxes	29,420	19,565
Deferred revenue	1,009,070	968,246
Short-term debt	277,500	205,000

Total current liabilities	1,663,596	1,578,353
Long-term accrued income taxes	33,388	37,763
Long-term deferred revenue	77,786	93,613
Other long-term liabilities	213,273	202,021

Total liabilities	1,988,043	1,911,750

Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 151,437 and 155,157 shares outstanding, respectively	1,514	1,552
Capital in excess of par value	1,605,267	1,610,460
Retained earnings	1,894,333	1,725,727
Treasury stock, at cost: 5,827 and 2,107 shares, respectively	(270,813)	(98,375)
Accumulated other comprehensive income (loss)	(109,555)	(105,375)

Total stockholders’ equity	3,120,746	3,133,989

Total liabilities and stockholders’ equity	$5,108,789	$5,045,739

(1)	Synopsys’ third quarter of fiscal 2016 ended on July 30, 2016, and its fiscal year 2015 ended on October 31, 2015. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$194,129	$176,172
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	157,814	154,535
Stock compensation	72,043	63,463
Allowance for doubtful accounts	650	1,100
(Gain) loss on sale of investments	(15)	(22)
Excess tax benefits on stock-based awards	(5,653)	—
Deferred income taxes	2,747	24,134
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	77,532	16,976
Prepaid and other current assets	(22,941)	(35,836)
Other long-term assets	(8,118)	(16,141)
Accounts payable and accrued liabilities	(41,749)	(25,512)
Income taxes	2,339	(20,633)
Deferred revenue	10,195	4,507

Net cash provided by operating activities	438,973	342,743

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	111,078	48,155
Purchases of short-term investments	(126,216)	(185,402)
Proceeds from sales of long-term investments	1,785	—
Purchases of long-term investments	(1,002)	—
Purchases of property and equipment	(48,249)	(67,708)
Cash paid for acquisitions and intangible assets, net of cash acquired	(60,056)	(126,883)
Capitalization of software development costs	(2,959)	(2,798)
Other	—	900

Net cash used in investing activities	(125,619)	(333,736)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	185,000	410,000
Repayment of debt	(112,500)	(272,924)
Issuances of common stock	44,166	56,414
Purchase of equity forward contract	(25,000)	—
Purchases of treasury stock	(300,000)	(180,000)
Excess tax benefits on stock-based awards	5,653	—
Other	(2,940)	(116)

Net cash provided by (used in) financing activities	(205,621)	13,374
Effect of exchange rate changes on cash and cash equivalents	2,396	(21,720)

Net change in cash and cash equivalents	110,129	661
Cash and cash equivalents, beginning of the year	836,188	985,762

Cash and cash equivalents, end of the period	$946,317	$986,423

(1)	Synopsys’ third quarter of fiscal year 2016 and 2015 ended on July 30, 2016 and August 1, 2015, respectively. For presentation purposes, we refer to the closest calendar month end.